Exhibit 99.1

Press Release

Media Contact: Meghan Dotter 703 682 6670

Investor Contact: Ahmed Pasha 703 682 6451

AES Meets Full Year 2008 Guidance for Consolidated Operating Cash Flow of $2.2 Billion and Free Cash Flow of $1.4 Billion

•                  Improved Parent Company Liquidity to $1.4 billion in Fourth Quarter, up 21 percent from prior quarter

•                  Full Year Earnings Per Share from Continuing Operations up 150% to $1.80, including $905 million or $1.31 gain from sale of northern Kazakhstan assets

•                  Full Year Adjusted Earnings Per Share of $0.99, including $0.19 of foreign currency transaction losses, compared to $1.01 in prior year

•                  Issues 2009 Guidance

ARLINGTON, VA, February 26, 2009 — The AES Corporation (NYSE: AES) today reported solid results for 2008 with a 19 percent increase in revenue and nine percent growth in gross margin.  This strong performance resulted from improved operations in Latin America and Europe, reductions in operating costs across its global portfolio of generation and distribution businesses, as well as lower overhead costs.

“We achieved our full year cash flow expectations in a challenging environment,” said Paul Hanrahan, President and Chief Executive Officer. “In response to market conditions, we also took immediate steps to preserve liquidity by limiting our spending on new business development to a few select projects that could be financed in today’s markets.  At the same time we improved the operations of our global business by focusing on increasing our revenues and cutting costs.  We will continue to benefit from these actions throughout 2009.”

“We have been pleased with the results of this approach.  In the fourth quarter, our parent company liquidity grew by $245 million to $1.4 billion. We also raised $1.4 billion of long-term non-recourse debt financing for 700 MW of thermal, wind and solar projects.  These financings demonstrate the quality of our development projects.”

Results for the quarter and year-to-date ended December 31, 2008 include the following:

	Fourth Quarter 2008	Full Year 2008	Full Year 2007
Revenue	$3.5 billion	$16.1 billion	$13.5 billion
Gross Margin	$0.7 billion	$3.7 billion	$3.4 billion
Diluted (Loss)/Earnings Per Share from Continuing Operations	$(0.10)	$1.80	$0.72
Diluted (Loss)/Earnings Per Share	$(0.07)	$1.82	$(0.14)
Adjusted Earnings Per Share (a non-GAAP financial measure)	$0.18	$0.99	$1.01
Consolidated Operating Cash Flow	$0.6 billion	$2.2 billion	$2.4 billion
Consolidated Free Cash Flow (a non-GAAP financial measure)	$0.3 billion	$1.4 billion	$1.5 billion
Subsidiary Distributions to Parent	$0.4 billion	$1.1 billion	$1.1 billion

-more-

“We are benefiting from our decisions to act early in the credit crisis by refinancing $2 billion of recourse debt since the fourth quarter of 2007 and by improving covenant terms in our recourse debt agreements,” said Victoria D. Harker, Executive Vice President and Chief Financial Officer.  “As a result, our parent company liquidity is nine times our 2009 recourse debt maturities, and we have improved our financial flexibility going forward.”

“To help provide additional transparency, we are expanding our disclosure to include proportional metrics. As such, our 2009 guidance reflects proportional gross margin in the range of $2.05 billion to $2.15 billion, and proportional free cash flow in the range of $650 million to $850 million.”

Full Year 2008 Financial Highlights (comparison of 2008 vs. 2007):

•                  Consolidated Revenues up 19% to $16.1 billion, primarily due to higher prices at our generation businesses across all regions and increased volume in Latin America, as well as favorable currency translation and recovery of pass-through expenses

•                  Consolidated Gross Margin up 9% to $3.7 billion, primarily due to improved performance at our generation businesses in Latin America and Europe, as well as favorable foreign currency translation

•                  Diluted Earnings Per Share from Continuing Operations up 150% to $1.80, including a $1.31 gain from sale of northern Kazakhstan businesses in May 2008; the 2008 result also includes $0.22 of foreign currency transaction losses, $0.03 of which is excluded from Adjusted Earnings Per Share (a non-GAAP financial measure, see Appendix for reconciliation)

•                  Net Income increased to $1.2 billion, or $1.82 per diluted share, from a Net Loss of $95 million or ($0.14) per share in 2007; the 2007 result reflects a loss on the sale of a Venezuelan subsidiary, C.A. La Electricidad de Caracas (EDC), which resulted in a non-cash, after-tax charge of $680 million (or $1.00 per diluted share)

•                  Adjusted Earnings Per Share (a non-GAAP financial measure, see Appendix for reconciliation) of $0.99, including, as noted above, $0.19 ($0.14 non-cash) of foreign currency transaction losses primarily in Chile and the Philippines

•                  Consolidated Operating Cash Flow of $2.2 billion, as compared to $2.4 billion in 2007. Period over period results remained flat after excluding contribution from EDC, a business sold in May 2007

•                  Consolidated Free Cash Flow (a non-GAAP financial measure, see Appendix for reconciliation) of $1.4 billion, as compared to $1.5 billion in 2007. Period over period

2

results remained flat after excluding contribution from EDC, a business sold in May 2007

Fourth Quarter 2008 Financial Highlights (comparisons of Q4 2008 vs. Q4 2007):

•                  Consolidated Revenues decreased $112 million or 3% to $3.5 billion, primarily due to approximately $473 million of unfavorable foreign currency translation largely offset by improved operations across all regions

•                  Consolidated Gross Margin decreased $135 million or 17% to $674 million, impacted by $91 million of foreign currency translation losses and $81 million of mark-to-market FAS 133 derivative losses and non-cash lease accounting adjustments at our businesses in Asia

•                  Net Loss from Continuing Operations of $65 million or $0.10 per share as compared to Net Income from Continuing Operations of $3 million or $0.00 per diluted share in fourth quarter 2007, including $0.13 of non-cash market-to-market FAS 133 derivative losses and $0.11 of foreign currency transaction losses, of which $0.03 is excluded from Adjusted Earnings Per Share (a non-GAAP financial measure)

•                  Net Loss of $47 million or $0.07 per share, including $18 million of income primarily associated with Jiaozuo, a discontinued business sold in December 2008, as compared to Net Income of $8 million or $0.01 per diluted share in fourth quarter 2007

•                  Adjusted Earnings Per Share (a non-GAAP financial measure, see Appendix for reconciliation) of $0.18, including, as noted above, $0.08 ($0.03 non-cash) of foreign currency transaction losses primarily associated with our business in Chile

•                  Consolidated Operating Cash Flow up 20% to $579 million, primarily driven by improved working capital management

•                  Consolidated Free Cash Flow (non-GAAP financial measure, see Appendix for reconciliation) up 11% to $314 million, reflecting the increase in Operating Cash Flow

 Key 2008 Highlights:

•                  Sold northern Kazakhstan businesses for total consideration of up to approximately $1.48 billion, resulting in a total gain of $905 million

•                  Acquired businesses with total electric generation capacity of 727 MW, including a coal-fired plant in the Philippines and a wind project in the US

•                  Formed AES Solar Energy, a joint venture with Riverstone Holdings LLC, to help fund up to $1 billion of equity in solar energy projects over time

•                  Expanded portfolio of renewable energy facilities in operation by completing construction of more than 265 MW of new wind and solar projects

•                  Raised $625 million of senior unsecured notes and paid down $985 million of corporate debt, reducing total recourse debt by $360 million and extending average maturity by more than a year

•                  Amended certain restrictive covenants in senior secured credit agreement and second lien bond indentures to increase financial flexibility

•                  Completed remediation of final two material weaknesses

•                  Raised more than $2 billion of long-term non-recourse debt on reasonable terms to fund acquisition and construction of more than 1,300 MW

•                  Started construction on nine projects totaling 1,339 MW, including 788 MW of coal-fired plants, 361 MW of wind generation, 166 MW of oil, and 24 MW of solar photovoltaic projects

3

2009 Financial Guidance:

For 2009, the Company updated the following guidance:

•                  Consolidated Operating Cash Flow at a range of $2.1 billion to $2.3 billion

•                  Consolidated Free Cash Flow (a non-GAAP financial measure, see Appendix for reconciliation) at a range of  $1.4 billion to $1.6 billion

•                  Subsidiary Distributions (see Appendix for definition) of $1.1 billion to $1.3 billion reaffirmed

•                  Diluted Earnings Per Share from Continuing Operations of $0.87 to $0.97

•                  Adjusted Earnings Per Share (a non-GAAP financial measure, see Appendix for reconciliation), in the range of $0.97 to $1.07 (previously $1.15 to $1.20), primarily reflecting changes in assumptions about foreign currency exchange rates and commodity prices

The updated 2009 Guidance is based on expectations for future foreign exchange rates and commodity prices as of December 31, 2008.  Since the beginning of the year through February 24, 2009, the Company estimates that movements in foreign exchange rates and commodity prices have had an unfavorable impact of roughly $0.07 on Earnings Per Share guidance.

See appendix for more details.

Non-GAAP Financial Measures

See Non-GAAP Financial Measures for definitions of Adjusted Earnings Per Share, Proportional Gross Margin,  Proportional Operating Cash Flow, Free Cash Flow, Proportional Free Cash Flow and Parent Company Liquidity, as well as reconciliations to the most comparable GAAP financial measure.

Attachments

Consolidated Statements of Operations, Segment Information, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, Non-GAAP Financial Measures, Parent Financial Information, 2009 Financial Guidance.

Conference Call Information

AES will host a conference call on Friday, February 27, 2009 at 10:00 a.m. Eastern Standard Time (EST). Interested parties may listen to the teleconference by dialing 1-866-229-5768

4

at least ten minutes before the start of the call.  International callers should dial +1-973-200-3007.  The reservation number for this call is 88006262.  Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investor Information.”

A telephonic replay of the call will be available from approximately 1:00 p.m. EST on Friday, February 27, 2009 through Friday, March 20, 2009.  Callers in the U.S. please dial 1-800-642-1687.  International callers should dial +1-706-645-9291.  The system will ask for a reservation number; please enter 88006262 followed by the pound key (#).  A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a global power company with generation and distribution businesses.  Through our diverse portfolio of thermal and renewable fuel sources, we provide affordable and sustainable energy in 29 countries. Our workforce of 25,000 people is committed to operational excellence and meeting the world’s changing power needs.  Our 2008 revenues were $16 billion and we own and manage more than $35 billion in total assets. To learn more, please visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934.  Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance.  Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’s current expectations based on reasonable assumptions.  Forecasted financial information is based on certain material assumptions.  These assumptions include, but are not limited to, our accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in AES’s 2008 Annual Report on Form 10-K.  Readers are encouraged to read AES’s filings to learn more about the risk factors associated with AES’s business.  AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

5

THE AES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
($ in millions, except per share amounts)	2008	2007	2008	2007

Revenues	$3,544	$3,656	$16,070	$13,516
Cost of sales	(2,870)	(2,847)	(12,363)	(10,124)
GROSS MARGIN	674	809	3,707	3,392

General and administrative expenses	(84)	(118)	(371)	(379)
Interest expense	(482)	(499)	(1,844)	(1,788)
Interest income	135	141	540	500
Other expense	(33)	(176)	(163)	(255)
Other income	119	34	379	358
(Loss) gain on sale of investments	(3)	—	909	—
(Loss) gain on sale of subsidiary stock	(31)	124	(31)	134
Impairment expense	(81)	(370)	(175)	(408)
Foreign currency transaction (losses) gains on net monetary position	(62)	13	(185)	24
Other non-operating expense	(15)	(12)	(15)	(57)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, EQUITY IN EARNINGS OF AFFILIATES AND MINORITY INTEREST	137	(54)	2,751	1,521

Income tax expense	(49)	(79)	(774)	(679)
Net equity in (losses) earnings of affiliates	(5)	19	33	76
Minority interest	(148)	117	(794)	(431)

INCOME FROM CONTINUING OPERATIONS	(65)	3	1,216	487

Income from operations of discontinued businesses, net of tax	12	1	12	79
Gain (loss) from disposal of discontinued businesses, net of tax	6	4	6	(661)

NET (LOSS) INCOME	$(47)	$8	$1,234	$(95)

DILUTED EARNINGS (LOSS) PER SHARE
Income from continuing operations, net of tax	$(0.10)	$—	$1.80	$0.72
Discontinued operations, net of tax	0.03	0.01	0.02	(0.86)

DILUTED EARNINGS (LOSS) PER SHARE	$(0.07)	$0.01	$1.82	$(0.14)

Diluted weighted average shares outstanding (in millions)	661	676	689	678

THE AES CORPORATION

SEGMENT INFORMATION (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
($ in millions)	2008	2007	2008	2007

REVENUES
Latin America - Generation	$887	$1,036	$4,465	$3,510
Latin America - Utilities	1,267	1,383	5,911	5,172
North America - Generation	529	543	2,234	2,168
North America - Utilities	275	257	1,079	1,052
Europe & Africa - Generation	279	292	1,160	975
Europe & Africa - Utilities	187	182	782	660
Asia - Generation	279	186	1,264	817
Corp/Other & eliminations	(159)	(223)	(825)	(838)

Total revenue	$3,544	$3,656	$16,070	$13,516

CONSOLIDATED GROSS MARGIN
Latin America - Generation	$291	$324	$1,394	$955
Latin America - Utilities	160	94	885	865
North America - Generation	108	167	657	702
North America - Utilities	67	68	261	313
Europe & Africa - Generation	54	108	294	275
Europe & Africa - Utilities	(10)	(1)	57	63
Asia - Generation	17	39	143	176
Corp/Other & eliminations	(13)	10	16	43

Total consolidated gross margin	$674	$809	$3,707	$3,392

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, EQUITY IN EARNINGS OF AFFILIATES AND MINORITY INTEREST
Latin America - Generation	$145	$14	$1,052	$650
Latin America - Utilities	193	3	888	612
North America - Generation	(8)	94	380	536
North America - Utilities	33	37	118	196
Europe & Africa - Generation	46	91	1,170	214
Europe & Africa - Utilities	(20)	(6)	25	50
Asia - Generation	(31)	7	(55)	69
Corp/Other & eliminations	(221)	(294)	(827)	(806)

Total income from continuing operations before income taxes, equity in earnings of affiliates and minority interest	$137	$(54)	$2,751	$1,521

THE AES CORPORATION

CONSOLIDATED BALANCE SHEETS (unaudited)

	December 31,	December 31,
($ in millions, except shares and par value)	2008	2007

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$903	$2,043
Restricted cash	729	522
Short-term investments	1,382	1,306
Accounts receivable, net of reserves of $254 and $255, respectively	2,233	2,252
Inventory	574	476
Receivable from affiliates	31	56
Deferred income taxes - current	180	283
Prepaid expenses	177	137
Other current assets	1,117	1,076
Current assets of discontinued businesses	—	185
Total current assets	7,326	8,336

NONCURRENT ASSETS
Property, Plant and Equipment:
Land	854	1,041
Electric generation and distribution assets and other	24,644	24,682
Accumulated depreciation	(7,515)	(7,519)
Construction in progress	3,410	1,770
Property, plant and equipment, net	21,393	19,974

Other assets:
Deferred financing costs, net of accumulated amortization of $272 and $227, respectively	366	352
Investment in and advances to affiliates	901	730
Debt service reserves and other deposits	636	568
Goodwill	1,421	1,416
Other intangible assets, net of accumulated amortization of $185 and $173, respectively	500	466
Deferred income taxes - noncurrent	567	647
Other assets	1,696	1,698
Noncurrent assets of discontinued businesses	—	266
Total other assets	6,087	6,143

TOTAL ASSETS	$34,806	$34,453

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,042	$1,067
Accrued interest	252	255
Accrued and other liabilities	2,660	2,626
Non-recourse debt - current portion	1,074	1,142
Recourse debt - current portion	154	223
Current liabilities of discontinued businesses	—	169
Total current liabilities	5,182	5,482

LONG-TERM LIABILITIES
Non-recourse debt	11,869	11,293
Recourse debt	4,994	5,332
Deferred income taxes - noncurrent	1,132	1,187
Pension liabilities and other post-retirement liabilities	1,017	921
Other long-term liabilities	3,525	3,754
Long-term liabilities of discontinued businesses	—	79
Total long-term liabilities	22,537	22,566

MINORITY INTEREST	3,418	3,241

STOCKHOLDERS’ EQUITY
Common stock ($.01 par value, 1,200,000,000 shares authorized; 673,478,012 issued and 662,786,745 outstanding at December 31, 2008; 670,339,855 shares issued and outstanding at December 31, 2007, respectively)	7	7
Additional paid-in capital	6,832	6,776
Retained earnings (Accumulated deficit)	(8)	(1,241)
Accumulated other comprehensive loss	(3,018)	(2,378)
Treasury stock, at cost (10,691,267 and 0 shares at December 31, 2008 and 2007, respectively)	(144)	—
Total stockholders’ equity	3,669	3,164

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$34,806	$34,453

THE AES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
($ in millions)	2008	2007	2008	2007

OPERATING ACTIVITIES:
Net (loss) income	$(47)	$8	$1,234	$(95)
Adjustments to net (loss) income:
Depreciation and amortization	241	248	1,001	942
Loss (gain) from sale of investments and impairment expense	120	242	(712)	333
Loss (gain) on disposal and impairment write-down - discontinued operations	(7)	4	(7)	669
Minority interest expense	153	(115)	798	452
Provision for deferred taxes	(136)	62	160	210
Contingencies	8	110	52	196
Loss on the extinguishment of debt	—	96	56	92
Other	199	92	123	(34)
Changes in operating assets and liabilities:
Increase in accounts receivable	(88)	(60)	(451)	(306)
Decrease (increase) in inventory	8	—	(93)	(26)
(Increase) decrease in prepaid expenses and other current assets	(12)	462	(47)	361
Increase in other assets	(221)	(343)	(467)	(134)
Increase (decrease) in accounts payable and accrued liabilities	56	(276)	260	(322)
Increase (decrease) in income taxes and other income tax payables, net	138	(257)	226	(140)
Increase in other liabilities	167	209	32	155
Net cash provided by operating activities	579	482	2,165	2,353

INVESTING ACTIVITIES
Capital expenditures	(877)	(696)	(2,840)	(2,425)
Acquisitions–net of cash acquired	—	1	(1,135)	(315)
Proceeds from the sale of businesses	235	301	1,328	1,136
Proceeds from the sale of assets	3	6	105	16
Sale of short-term investments	1,029	829	5,150	2,492
Purchase of short-term investments	(1,207)	(1,171)	(5,469)	(2,982)
(Increase) decrease in restricted cash	(238)	72	(295)	(28)
(Increase) decrease in debt service reserves and other assets	(62)	66	(100)	122
Affiliate advances and equity investments	(35)	(29)	(240)	(32)
Loan advances	—	—	(173)	—
Other investing	19	(22)	98	46
Net cash used in investing activities	(1,133)	(643)	(3,571)	(1,970)

FINANCING ACTIVITIES
Borrowings (repayments) under the revolving credit facilities, net	(84)	(24)	298	(85)
Issuance of recourse debt	—	2,000	625	2,000
Issuance of non-recourse debt	250	1,128	2,158	2,297
Repayments of recourse debt	—	(1,315)	(1,037)	(1,315)
Repayments of non-recourse debt	(223)	(1,094)	(1,260)	(2,251)
Payments for deferred financing costs	(20)	(61)	(82)	(97)
Distributions to minority interests	(147)	(128)	(597)	(699)
Contributions from minority interests	3	15	410	374
Financed capital expenditures	5	(8)	(47)	(35)
Purchase of treasury stock	—	—	(143)	—
Other financing	16	16	37	55
Net cash provided by (used in) financing activities	(200)	529	362	244
Effect of exchange rate changes on cash	(46)	23	(96)	69

Total (decrease) increase in cash and cash equivalents	(800)	391	(1,140)	696
Cash and cash equivalents, beginning	1,703	1,652	2,043	1,347

Cash and cash equivalents, ending	$903	$2,043	$903	$2,043

THE AES CORPORATION

NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
($ in millions, except per share amounts)	2008		2007		2008		2007

Reconciliation of Adjusted Earnings Per Share (1),(2)

Diluted EPS From Continuing Operations	$(0.10)		$—		$1.80		$0.72

FAS 133 Mark-to-Market (Gains)/Losses	0.13		0.02		0.05		0.03
Currency Transaction (Gains)/Losses	0.03		—		0.03		—
Net Asset (Gains)/Losses and Impairments	0.12	(3)	0.09	(4)	(1.14	)(5)	0.18	(6)
Debt Retirement (Gains)/Losses	—		0.08	(7)	0.25	(8)	0.08	(7)

Adjusted Earnings Per Share (1),(2)	$0.18		$0.19		$0.99		$1.01

Calculation of Maintenance Capital Expenditures for Free Cash Flow(9) Reconciliation Below:

Maintenance Capital Expenditures, excluding environmental	$237		$135		$673		$643
Environmental Capital Expenditures	28		64		97		235
Growth Capital Expenditures	607		504		2,117		1,582

Total Capital Expenditures	$872		$703		$2,887		$2,460

Reconciliation of Free Cash Flow

Net Cash from Operating Activities	$579		$482		$2,165		$2,353
Less: Maintenance Capital Expenditures, excluding environmental	237		135		673		643
Less: Environmental Capital Expenditures	28		64		97		235

Free Cash Flow (9)	$314		$283		$1,395		$1,475

(1)   Adjusted earnings per share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses associated with (a) mark-to-market amounts related to FAS 133 derivative transactions, (b) foreign currency transaction impacts on the net monetary position related to Brazil and Argentina, (c) significant asset gains or losses due to disposition transactions and impairments, and (d) costs related to the early retirement of debt. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company's internal evaluation of financial performance. Factors in this determination include the variability associated with mark-to-market gains or losses related to certain derivative transactions, currency transaction gains or losses, periodic strategic decisions to dispose of certain assets which may influence results in a given period, and the early retirement of debt.

(2)   Effective January 1, 2008, the Company now includes in its definition of adjusted earnings per share, costs associated with early retirement of non-recourse debt, in addition to recourse debt.  There was no impact to 2007 reported adjusted EPS as a result of this change.

(3)   Amount includes:  Net loss on sale of interest in Gener of $31 million or $0.05, impairment charges primarily associated with development projects in North America of $75 million ($33 million net of minority interest and taxes) or $0.05 and an impairment of the Company’s investment in “blue gas” (coal to gas) technology of $10 million or $0.02.  There is no tax impact associated with Gener sale.

(4)   Amount includes:  Net gain on sale of interest at Gener of $125 million or $0.18, Uruguaiana asset write down of $352 million ($163 million net of minority interest or $0.24) as well as AgCert investment impairment and receivable writeoff of $27 million ($21 million net of taxes or $0.03).  There is no tax impact associated with the Gener sale or Uruguaiana impairment.

(5)   Amount includes:  In addition to Q4 items reference in footnote (3), amounts include:  Net gain on Kazakhstan sale of $905 million or $1.31 in Q2, Uruguaiana asset write down of $36 million ($17 million net of minority interest or $0.02) and South Africa peaker development cost write-off of $31 million ($28 million net of taxes or $0.04) in Q2.  There is no tax impact associated with the Kazakhstan sale or Uruguaiana impairment.

(6)   In addition to Q4 items referenced in footnote (4), amount includes:  AgCert investment impairment of $40 million (or $0.06), Placerita asset impairment of $25 million ($15 million net of taxes or $0.02) and Coal Creek asset write down of $10 million ($6 million net of taxes or $0.01).

(7)   Amount includes:  Loss on extinguishment of liabilities at Arlington of $92 million ($55 million net of taxes or $0.08).

(8)   Amount includes:  $55 million ($34 million net of tax or $0.05) loss on the retirement of Corporate debt, $131 million or $0.19 tax impact on repatriation of a portion of the Kazakhstan sale proceeds that were used to fund the early retirement of corporate debt, and $14 million ($9 million net of taxes or $0.01) of debt refinancing at IPALCO in Q2.

(9)   Free cash flow (a non-GAAP financial measure) is defined as net cash from operating activities less maintenance capital expenditures (including environmental capital expenditures).  AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash provided by operations less maintenance capital expenditures as defined by our businesses, that may be available for investing or for repaying debt.

The AES Corporation

Parent Financial Information (unaudited)

Parent only data: last four quarters

($ in millions)

	4 Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2008	2008	2008	2008
Total subsidiary distributions & returns of capital to Parent	Actual	Actual	Actual	Actual
Subsidiary distributions(1) to Parent & QHCs	$1,060	$1,017	$1,194	$1,183
Returns of capital distributions to Parent & QHCs	150	127	140	91
Total subsidiary distributions & returns of capital to Parent	$1,210	$1,144	$1,334	$1,274

Parent only data: quarterly

($ in millions)

	Quarter Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2008	2008	2008	2008
Total subsidiary distributions & returns of capital to Parent	Actual	Actual	Actual	Actual
Subsidiary distributions(1) to Parent & QHCs	$386	$184	$269	$221
Returns of capital distributions to Parent & QHCs	45	24	81	1
Total subsidiary distributions & returns of capital to Parent	$431	$208	$350	$222

Parent Company Liquidity(2)

($ in millions)

	Balance at
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2008	2008	2008	2008
	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs(3)	$247	$455	$695	$737
Availability under revolver	1,143	690	815	786
Ending liquidity	$1,390	$1,145	$1,510	$1,523

(1) Subsidiary distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which are determined in accordance with GAAP.  Subsidiary distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company.  The reconciliation of difference between the subsidiary distributions and the Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature.  These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.

(2) Parent Company Liquidity is defined as cash at the Parent Company plus availability under corporate revolver plus cash at qualifying holding companies (QHCs).  AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’s indebtedness.

(3) The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US.  Such subsidiaries had no contractual restrictions on their ability to send cash to AES, the Parent Company.  Cash at those subsidiaries was used for investment and related activities outside of the US.  These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US.  Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.

THE AES CORPORATION

2009 FINANCIAL GUIDANCE ELEMENTS(1)

	Consolidated	Adjustment Factors(2)	Proportional

Income Statement Elements

Gross Margin	$3,200 to 3,400 million	$1,150 to 1,250 million	$2,050 to 2,150 million

Diluted Earnings Per Share From Continuing Operations	$0.87 to 0.97

Adjusted Earnings Per Share Factors(3),(4)	$0.10

Adjusted Earnings Per Share(3),(4)	$0.97 to 1.07

Cash Flow Elements

Net Cash From Operating Activities	$2,100 to 2,300 million	$900 to 950 million	$1,200 to 1,350 million

Maintenance Capital Expenditures, excluding environmental	$575 to 675 million	$150 to 175 million	$425 to 500 million

Environmental Capital Expenditures	$50 to 100 million	$0 to 25 million	$50 to 75 million

Growth Capital Expenditures	$2,300 to 2,500 million	$600 million	$1,700 to 1,900 million

Free Cash Flow (5)	$1,400 to 1,600 million	$750 million	$650 to 850 million

Subsidiary Distributions(6)	$1,100 to 1,300 million

(1) 2009 Guidance is based on expectations for future foreign exchange rates and commodity prices as of December 31, 2008.

(2) The AES Corporation (the “Company”) is a holding company that derives its income and cash flows from the activities of its subsidiaries, some of which may not be wholly-owned by the Company.  Accordingly, the Company has presented certain financial metrics which are defined as Proportional (a non-GAAP financial measure).

Proportional metrics present the Company’s estimate of its share in the economics of the underlying metric.  The Company believes that the Proportional metrics are useful to investors because they exclude the economic share in the metric presented that is held by non-AES shareholders. For example, Operating Cash Flow is a GAAP metric which presents the Company’s cash flow from operations on a consolidated basis, including operating cash flow allocable to noncontrolling interests.  Proportional Operating Cash Flow removes the share of operating cash flow allocable to noncontrolling interests and therefore may act as an aid in the valuation the Company.  Proportional measures are considered in the Company’s internal evaluation of financial performance.

Proportional metrics are reconciled to the nearest GAAP measure.  Certain assumptions have been made to estimate our proportional financial measures.  These assumptions include: (i) the Company’s economic interest has been calculated based on a blended rate for each consolidated business when such business represents multiple legal entities; (ii) the Company’s economic interest may differ from the percentage implied by the recorded net income or loss attributable to noncontrolling interests or dividends paid during a given period; (iii) the Company’s economic interest for entities accounted for using the hypothetical liquidation at book value method is 100%; (iv) individual operating performance of the Company’s equity method investments is not reflected and (v) all intercompany amounts have been excluded as applicable.

(3) Non-GAAP financial measure as reconciled in the table. Effective January 1, 2009, the Company now includes all unrealized foreign currency gains or losses in its definition of adjusted earnings per share. As a result of this change, full year 2008 adjusted earnings per share would increase by $0.13 from $0.99 to $1.12.

(4) Adjustment factors primarily reflect estimated unrealized foreign currency and FAS 133 derivative losses.

(5) See Footnote (9) on Non-GAAP Financial Measures for definition.

(6) See Footnote (1) on Parent Financial Information for definition.